EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into effective as of the _____ day of _______________, 2002 (the "Effective Date"), by and between MICROTEK MEDICAL HOLDINGS, INC., a Georgia corporation (hereinafter the "Company"), and (hereinafter the "Employee").

                                   RECITALS:

     R-1. The Company develops, manufactures and markets infection control (such as equipment and patient drapes and encapsulation products) and other products for use primarily in healthcare markets (the "Business").

     R-2.  The  Company's  markets are  worldwide.

     R-3.  The  Company   maintains   certain  trade  secrets  and  confidential
information which are proprietary to the Company, the disclosure or exploitation of which would cause significant damage to the Company.

     R-4. The Company desires to employ the Employee, and the Employee desires to accept such employment, for which purposes each of the Company and the Employee desire to enter into this Agreement to set forth and clarify certain of the terms and conditions relevant to such employment.

     R-5. The Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined herein) may arise which may create uncertainty and questions among management resulting in a departure or distraction of management personnel to the detriment of the Company and its shareholders. In addition, the Company believes that should the Company or its shareholders receive a proposal for transfer of control of the Company,


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the  Employee  should be able to assess  and  advise the  Company  whether  such proposal would be in the best interests of the Company and its shareholders and to take such other action regarding such proposal as the Board of Directors might determine to be appropriate without being influenced by the uncertainty of the Employee's own situation.

     NOW, THEREFORE, in consideration of the recitals, the covenants and agreements herein contained and the benefits to be derived herefrom, the parties, intending to be legally bound, agree as follows:

     1. Recitals. The recitals set forth above constitute part of this Agreement and are incorporated herein by this reference.

     2. Employment. From and after the date hereof and for the term herein provided, the Company agrees to employ the Employee as the ______________________ of Microtek Medical Holdings, Inc. and in such other executive offices to which the Board of Directors of the Company may appoint Employee. The Employee accepts such employment with the Company upon the terms and conditions hereinafter set forth.

     3. Term. The Employee's employment shall commence on the Effective Date and, subject to Section 8 of this Agreement, shall continue through the third anniversary of the Effective Date. The term of this Agreement shall renew automatically for successive three (3) year terms unless either party shall have given written notice of its intent not to renew which notice shall be given at least ninety (90) days prior to the expiration of the initial or any renewal term.

     4. Duties. Subject to the direction and supervision of the Board of Directors of the Company, the Employee agrees that: (a) he shall devote substantially all of his full working time and attention to the business of the Company and its affiliated companies; (b) he will perform all of his duties properly assigned to him pursuant to this Agreement faithfully and to the best of his abilities in a manner intended to advance the Company's interests; and


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(c) he shall not engage in any other  business  activity  except:  (i) investing assets in a manner not prohibited by Section 9(e) of this Agreement, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made, (ii) serving on the board of directors of any company, subject to the provisions set forth in Section 9(e) of this Agreement and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company, (iii) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement, or (iv) such other activities as may be expressly approved in advance by the Board of Directors of the Company.

     5. Compensation. As full compensation for all services rendered by the Employee pursuant to this Agreement and as full consideration for all of the terms of this Agreement, the Employee shall receive from the Company during his employment under this Agreement the base salary, bonuses and fringe benefits described below.

          (a) Base Salary. For all services rendered pursuant to this Agreement, the Company shall pay or cause to be paid to the Employee an annual base salary of $_______________ (the "Floor Amount"). The annual salary may be increased or (subject to the terms of this Agreement) decreased from time to time during the term of this Agreement in the discretion of the Company. The base salary shall be payable in accordance with the customary practices of the Company for payment of its employees, but in any event, in installments not less frequently than once monthly.

          (b) Bonus Compensation. To the extent that the Company shall establish, from time to time in its discretion, bonus compensation plans for the benefit of all of its management level employees, the Employee shall be entitled


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to participate  in such bonus  compensation  plans in accordance  with terms and provisions established by the Board of Directors in its discretion. As used in this Agreement, the term "Annual Performance Bonus" means a bonus program which is designed to compensate the Employee based upon annual performance objectives. The term "Annual Performance Bonus Program" excludes the bonus program described in Section 5(e) hereof and any other multi-year growth incentive award program which may create extra bonus compensation on a multi-year basis even if such bonus is payable on an annual basis.

          (c) Long Term Incentive Payments. The Company has or may from time to time in the future grant to the Employee such long-term incentive compensation (including, by way of illustration but not limitation, stock options) as the Board of Directors may determine in its discretion.

          (d) Fringe Benefits. The Company has adopted, or may from time to time adopt, policies in respect of fringe benefits for its management level employees in the nature of health and life insurance, holidays, vacation, disability and other matters. The Company covenants and agrees that the Employee shall be entitled to participate in any such fringe benefit policies adopted by the Company to the same extent that such fringe benefits shall be available to and for the benefit of all other management level employees.

          (e) Sale of Business Bonus Program. In the event of a Change of Control under clauses (C) or (D) of Section 8(e)(i) of this Agreement, regardless of whether or not the Employee's employment with the Company terminates in connection with or following such Change of Control, the Employee shall be entitled to participate in the bonus plan described on Schedule 1 attached hereto and incorporated herein by reference.


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          (f) Tax Withholdings and Other Deductions.  The Company shall have the right to deduct from the base salary and any additional compensation payable to the Employee all amounts required to be deducted and withheld in accordance with social security taxes and all applicable federal, state and local taxes and charges as may now be in effect or which may be hereafter enacted or required as charges on the compensation of the Employee. The Company shall also have the right to offset from the base salary and any additional compensation payable to the Employee any loan or other amounts owed to the Company by the Employee.

     6. Working Facilities. The Company, at its own expense, shall furnish the Employee with office and working space and such equipment, personal secretarial and other assistance as may be reasonably necessary for the Employee's performance of his or her duties.

     7. Expenses. The Employee is required as a condition of employment to incur ordinary, necessary and reasonable expenses for the promotion of the business of the Company and its affiliates and subsidiaries, including expenses for entertaining, travel and similar items. The Employee is authorized to incur reasonable expenses in connection with such business, including travel and entertainment expenses, fees for seminars and courses, and expenses incurred in attendance at executive meetings and conventions. If paid by the Employee, upon presentation by the Employee of an itemized account of such expenditures in a manner satisfactory to the Company, the Employee shall be entitled to receive reimbursement for these expenses, subject to policies that may be established from time to time by the Company. It is intended by the Company and the Employee that all expenses incurred pursuant to this paragraph are to be ordinary and necessary business expenses.

     8. Termination. The Employee's employment may be terminated in accordance with the provisions of this Section. The provisions for termination are as follows:


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          (a) Death or Disability. The Employee's employment shall be terminated upon the death or Total Disability of the Employee. For purposes of the foregoing, the term "Total Disability" shall mean a mental or physical condition which renders the Employee unable or incompetent to carry out his or her material job responsibilities or duties and which continues for a period of 180 days and either (i) results in the payment of benefits to the Employee under the Company sponsored long term disability insurance policy or (ii) in the opinion of a physician mutually acceptable to the Company and the Employee in the exercise of their respective reasonable discretion, is expected to be permanent or to last for an indefinite duration or a duration in excess of 180 days. Upon any termination of employment under this paragraph, the Employee shall receive his or her base salary through the date of termination at the rate in effect just prior to the date of termination of employment plus any benefits or awards (including both the cash and stock component) which pursuant to the terms of any compensation plans have been earned or become payable (including, without limitation, any portion of any bonus award for which any performance conditions, other than continued employment, have been satisfied), but which have not yet been paid to the Employee (including amounts which previously have been deferred at the Employee's request).

          (b) Termination For Cause. The Employee's employment may be terminated by the Company for Cause. For purposes of this Agreement, the term "Cause" means
(i) Employee's conviction of a felony or a misdemeanor involving fraud, dishonesty or moral turpitude or Employee's willful or intentional material breach of this Agreement which results in financial detriment that is material to the Company and its affiliates as a whole; provided, that, the term "Cause" shall not include bad judgment, negligence, or any act or omission that Employee believed in good faith to have been in or not opposed to the interest of the Company (without intent of Employee to gain therefrom, directly or indirectly, a


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profit to which he was not legally entitled). In the event of the termination of the Employee's employment for Cause, the Employee shall receive his or her base salary through the date of termination at the rate in effect just prior to the date of termination of employment.

          (c) Termination Without Cause. The Employee's employment may be terminated by the Company without Cause. In the event of any termination of the Employee's employment without Cause, (i) the Employee shall be entitled to receive a lump sum payment in cash equal to the sum of (A) Employee's base salary through the date of termination at the rate in effect just prior to the date of termination of employment, plus any benefits or awards (including both the cash and stock component) which pursuant to the terms of any compensation plans have been earned or become payable (including, without limitation, any portion of any bonus award for which any performance conditions, other than continued employment, have been satisfied), but which have not yet been paid to the Employee (including, without limitation, amounts which previously have been deferred at the Employee's request), and (B) an amount equal to the product of the number of whole and fractional years included during the balance of the current term of this Agreement multiplied by the largest of the following: (x) the Employee's salary and Annual Performance Bonus for the second year immediately preceding the date of termination, (y) the Employee's salary and Annual Performance Bonus for the first year immediately preceding the date of termination, or (z) the Employee's current year annual salary and annualized Annual Performance Bonus (annualizing the bonus based upon an extrapolation of any portion of the bonus amount in the current year for which the applicable performance conditions, other than continued employment, have been satisfied); and (ii) the Company shall maintain in full force and effect, at the sole cost of the Company for the continued benefit of the Employee and his or her


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dependents for the unexpired portion of the current term of this Agreement, each of the Company's health, dental, $250,000 term life and disability insurance benefits (provided that, to the extent such benefits are not available, the Company shall provide replacement benefits on terms which, as near as may be practicable, are as favorable to the Employee as the discontinued benefits except that life and disability benefits need be provided only if the Employee remains insurable at standard rates) or, at the election of the Employee, the Company shall pay to the Employee a lump sum cash payment equal to the present value (using a 10% discount rate) of the cost to the Company of sponsoring such Company benefits (for which purposes the cost of sponsoring such Company benefits shall be assumed to equal the premiums payable for such benefits at the rate in effect just prior to the date of termination of employment) for the Employee and his or her dependents for the unexpired portion of the current term of this Agreement. The Company may require, as a condition precedent to making any payments under this paragraph to the Employee, that the Employee execute a customary release and covenant not to sue in favor of the Company. Any payments under this Section 8(c) shall be subject to Section 5(f).

          (d) Termination By Employee. The Employee may terminate his employment hereunder with or without Good Reason (as defined below) by written notice to the Company. In the event the Employee elects to terminate this Agreement without Good Reason, then the Employee shall offer to continue to provide services to the Company in accordance with this Agreement for a period of not less than ninety (90) days from the date that the Employee elects to resign. The Company may accept such offer in full, accept such offer subject to the Company's right to terminate the Employee's employment during such ninety (90) day period (which termination shall nevertheless be treated as a termination by Employee without Good Reason) or reject such offer in which event the Employee's


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employment shall  immediately  terminate.  Effective upon the date of Employee's termination of employment following the Employee's resignation without Good Reason, the Employee shall be entitled to no further compensation or benefits under this Agreement. In the event the Employee terminates his employment hereunder for Good Reason, the Employee shall be entitled to the benefits specified in Subsection (c) of this Section 8 as if Employee's employment was terminated by the Company without Cause. As used in this Agreement, the term "Good Reason" shall mean the occurrence of any one or more of the following events which continues for a period of not less thirty (30) days following written notice by the Employee to the Company unless the Employee specifically agrees in writing that such event shall not be Good Reason: (i) any material breach of this Agreement by the Company, (ii) any material adverse change in the status, responsibilities or perquisites of the Employee, (iii) any failure to nominate the Employee for election to the Board of Directors of the Company and continue the Employee as an executive officer of the Company, (iv) causing or requiring the Employee to report to anyone other than the President or Chief Executive Officer and Board of Directors of the Company, or (v) the reduction of the Employee's salary below the Floor Amount per year without the written consent of the Employee.

          (e)  Change  of  Control.

               (i) As used in this Agreement, the term "Change of Control" shall mean:

                    (A) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the


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Incumbent  Board shall be considered as though such  individual  was a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of such directorship occurs as a result of either an actual or threatened election contest (as such terms are used in Section 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board;


                    (B)  The  acquisition  by an  individual,  entity  or  group
(within the means of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of Beneficial Ownership (as defined in that certain Shareholder Protection Rights Agreement dated as of December 20, 1996 between the Company and SunTrust Bank, as such agreement may be modified or amended from time to time (the "Rights Agreement")) of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors unless the Incumbent Board in good faith determines in writing that such transaction shall not constitute a "Change of Control" hereunder;

                    (C) If there occurs any merger or consolidation of the Company with or into any other corporation or entity (other than a wholly-owned subsidiary of the Company) unless the Incumbent Board in good faith determines in writing that such transaction shall not constitute a "Change of Control" hereunder; or

                    (D) There occurs a sale or disposition by the Company of all or substantially all of the Company's assets.


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Notwithstanding  the  foregoing,  no Change of  Control  shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Employee, or a group of persons which includes the Employee, acquiring directly or indirectly all or substantially of the assets of the Company.

               (ii) In the event of any termination of Employee's employment with the Company (including, without limitation, a termination by Employee under Section 8(d) without Good Reason) occurring within six (6) months following the occurrence of any event constituting a Change of Control other than a termination of employment occurring as a result of a termination under Subsections (a) or (b) of this Section 8 (being a termination for death or disability or a termination by the Company for Cause), the Company shall pay to the Employee the sum of the following:

                    (A) The Employee's base salary through the date of termination at the rate in effect just prior to the date of termination of employment, plus any benefits or awards (including both the cash and stock component) which pursuant to the terms of any compensation plans have been earned or become payable (including, without limitation, any portion of any bonus award for which any performance conditions, other than continued employment, have been satisfied), but which have not yet been paid to the Employee (including, without limitation, amounts which previously had been deferred at the Employee's request); and

                    (B) A lump sum payment in cash in an amount equal to the product of three multiplied by the largest of the following: (x) the Employee's salary and Annual Performance Bonus for the second year immediately preceding the date of termination, (y) the Employee's salary and Annual Performance Bonus for the first year immediately preceding the date of termination, or (z) the Employee's current year annual salary and annualized Annual Performance Bonus


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(annualizing  the bonus based upon an  extrapolation of any portion of the bonus amount for which the applicable performance conditions, other than continued employment, have been satisfied).

               (iii) If Employee's employment is terminated within the scope of Subsection (e)(ii) of this Section, then the Company shall maintain in full force and effect, at the sole cost of the Company, for the continued benefit of the Employee and his or her dependents for a period terminating on the earlier of (A) the latter of the unexpired portion of the current term of this Agreement or twelve months after such date of termination or (B) the commencement date of equivalent benefits from a new employer, each of the Company's health, dental, $250,000 term life and disability insurance benefits (provided that, to the extent such benefits are not available, the Company shall provide replacement benefits on terms which, as nearly as may be practicable, are as favorable to the Employee as the discontinued benefits except that life and disability benefits need be provided only if the Employee remains insurable at standard rates) or, at the election of the Employee, the Company shall pay to the Employee a lump sum cash payment equal to the present value (using a 10% discount rate) of the cost to the Company of sponsoring such Company benefits (for which purposes the cost of sponsoring such Company benefits shall be assumed to equal the premiums payable for such benefits at the rate in effect just prior to the date of termination of employment) for the Employee and his or her dependents.

               (iv) If the Company or the Company's accountants determine that the payments called for under this Agreement either alone or in conjunction with any other payments or benefits made available to the Employee by the Company or an affiliate of the Company will result in the Employee being subject to an excise tax ("Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or if an Excise Tax is assessed against the


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Employee as a result of such payment or other benefits, the Company shall make a
Gross-Up Payment (as defined in this subsection (iv)) to or on behalf of the Employee as and when such determination(s) and assessment(s), as appropriate, are made, subject to the conditions of this subsection (iv). A "Gross-Up Payment" shall mean a payment to or on behalf of the Employee that shall be sufficient to pay (A) any Excise Tax in full, (B) any federal, state and local income tax and Social Security or other employment tax on the payment made to pay such Excise Tax as well as any additional Excise Tax on the Gross-Up Payment, and (C) any interest or penalties assessed by the Internal Revenue Service on the Employee if such interest or penalties are attributable to the Company's failure to comply with its obligations under this subsection (iv) or applicable law. Any determination under this subsection (iv) by the Company or the Company's accountants shall be made in accordance with Section 280G of the Code, any applicable related regulations (whether proposed, temporary or final), any related Internal Revenue Service rulings and any related case law, and shall assume that the Employee shall pay Federal income taxes at the highest marginal rate in effect for the year in which the Gross-Up Payment is made and state and local income taxes at the highest marginal rate in effect in the state of the Employee's residence for such year. The Employee shall take such action (other than waiving Employee's right to any payments or benefits) as the Company reasonably requests under the circumstances to mitigate or challenge such tax. If the Company reasonably requests that the Employee take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment and the Employee complies with such request, the Company shall provide the Employee with such information and such expert advice and assistance from the Company's accountants, lawyers and other advisors as the Employee may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments. Subject to the


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provisions of this subsection (iv), all determinations required to be made under this subsection (iv), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in
Control  (the  "Accounting  Firm")  which  shall  provide  detailed   supporting
calculations both to the Company and the Employee within thirty (30) business days of the receipt of notice from the Company or the Employee that there has been a payment that could trigger a Gross-Up Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this subsection (iv) with respect to any payments shall be made no later than sixty (60) days following such payments. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on the Employee's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up


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Payments   are  made  by  the   Company   which   should   not  have  been  made
("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Employee thereafter is required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of the Employee. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the Employee for his Excise Tax as herein set forth, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by the Employee to or for the benefit of the Company. The Employee shall cooperate, to the extent the Employee's expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

     9.  Protective  Covenants;  Remedies.

          (a) Property Rights. The Employee acknowledges and agrees that all records of the accounts of customers, lists, prospect lists, prospect reports, vendor lists, samples, desk calendars, briefcases, day timers, notebooks, computers, computer records and software, policy and procedure manuals, price lists, catalogs, premises keys, written methods of pricing, lists of needs and requirements of customers, written methods of operation of the Company or any subsidiary or affiliate of the Company (collectively, the "Company Group"), manufacturing techniques, financial records and any other records and books relating in any manner whatsoever to the customers of the Company Group or its business, whether prepared by the Employee or otherwise coming into the

Employee's possession, are the exclusive property of the Company Group regardless of who actually purchased or prepared the original book, record, list or other property. All such books, records, lists or other property shall be immediately returned by the Employee to the Company upon any termination of employment.

          (b)   Non-Disclosure   of  Confidential   Information.   The  Employee
acknowledges that through his employment by the Company, the Employee will become familiar with, among other things, the following:

          Any scientific or technical information, design, process, procedure, formula or improvement that is secret and of value, and information including, but not limited to, technical or nontechnical data, formula, patterns, compilations, programs, devices, methods, techniques, drawings and processes, and product, customer and financial data, which the Company takes reasonable efforts to protect from disclosure, and from which the Company derives actual or potential economic value due to its confidential nature (the foregoing being hereinafter collectively referred to as the "Confidential Information").

          The Employee acknowledges that use or disclosure of such Confidential Information would be injurious to the Company and will give the Employee an unfair competitive advantage over the Company Group in the event that the Employee should go into competition with the Company Group. Accordingly, the Employee agrees that during the term of this Agreement and for a period of two
(2) years subsequent to the termination of employment for any reason, the Employee will not disclose to any person, or utilize for the Employee's benefit, any of the Confidential Information. The Employee acknowledges that such Confidential Information is of special and peculiar value to the Company; is the property of the Company Group, the product of years of experience and trial and error; is not generally known to the Company Group's competitors; and is regularly used in the operation of the Company Group's business. The Employee acknowledges and recognizes that applicable law prohibits disclosure of confidential information and trade secrets indefinitely (i.e., without regard to the two year period described in this paragraph), and the Company has the right to require the Employee to comply with such law in addition to the Company's rights under this paragraph.

          (c) Non-Interference With Employees. The Employee agrees not to solicit, entice or otherwise induce any employee of the Company Group to leave the employ of the Company Group for any reason whatsoever, and not to otherwise interfere with any contractual or business relationship between the Company Group and any of its employees for two (2) years from the termination of the Employee's employment.

          (d) Non-Solicitation of Customers. For so long as the Employee shall be due or shall have accrued salary payments from the Company (including, without limitation any such payment under Subsections (c) or (d) of Section 8 of this Agreement which Employee does not waive and refund to the Company in advance of taking any actions prohibited by this Subsection), and, in the event of any termination of Employee's employment hereunder by the Company for Cause or by the Employee without Good Reason, for one (1) year after the date of such termination of employment, the Employee agrees that the Employee will not, within the world (the "Territory"), which the parties agree is the territory from which the Employee shall primarily renders services, for the Employee's own benefit or on behalf of any other person, partnership, company or corporation, contact any customer or customers of the Company Group who the Employee called upon or with which the Employee became familiar while employed by the Company, for the purpose of engaging in the Business. This Subsection shall apply for one year following the date of any termination of employment within the scope of Subsection (e)(ii) of Section 8 of this Agreement.

          (e) Non-Competition. For so long as the Employee shall be due or shall have accrued salary payments from the Company (including, without limitation any payment under Subsections (c) or (d) of Section 8 of this Agreement which Employee does not waive and refund to the Company in advance of taking any action prohibited by this Subsection), and in the event of any termination of Employee's employment hereunder by the Company for Cause or by the Employee without Good Reason, for one (1) year after the date of such termination of employment, the Employee agrees that the Employee will not (i) within the Territory, either directly or indirectly, whether on his own behalf or in the service of others (whether as an employee, director, consultant or advisor) in any capacity that involves duties similar to the duties of the Employee hereunder, engage in the Business, or (ii) become an owner (except for the ownership of not greater than an interest of five percent of a publicly held company) of any company which is engaged in the Business. This Subsection shall apply for one year following the date of any termination of employment within the scope of Subsection (e)(ii) of Section 8 of this Agreement.

          (f) Inventions and Discoveries. The Employee agrees to fully inform and disclose to the Company all inventions, designs, improvements and discoveries which the Employee now has or may hereafter while employed by the Company obtain which either constitutes an improvement to or a modification of any of the products which from time to time are under development by the Company or being manufactured or marketed by the Company (collectively, the "Products") or constitute an invention, design, improvement or discovery having unique application to the Products, whether conceived by the Employee alone or with others during or outside the usual hours of work. All such inventions, designs, improvements and discoveries shall be the exclusive property of the Company. The Employee shall assist the Company to obtain such legal protection of all such inventions, designs, improvements and discoveries as may be deemed desirable by the Company from time to time. This Subsection shall survive any expiration or earlier termination of this Agreement.

          (g) Acknowledgment Regarding Protective Covenants. The Employee acknowledges that the Employee has read and understands the terms of this Agreement, that the same was specifically negotiated, and that the protective covenants agreed upon herein are necessary for the protection of the Company Group's business. Further, the Employee acknowledges that the Company would not employ the Employee without the specifically negotiated protective covenants herein stated.

          (h) Remedies. In addition to any other rights and remedies which are available to the Company, with respect to any breach or violation of the protective covenants set forth herein, it is recognized and agreed that the Company shall be entitled to (i) obtain injunctive relief which would prohibit the Employee from continuing any breach or violation of such protective covenants, and (ii) commence an action to obtain such relief in any court of competent jurisdiction.

     10. Disputes. Except as set forth in Section 9(h) of this Agreement, any controversy or claim arising out of or relating to the employment relationship between the Company and the Employee shall be settled by arbitration by the American Arbitration Association administered under its National Rules for the Resolution of Employment Disputes. Such arbitration shall be conducted in the City of Atlanta, Georgia in accordance with the rules of the American Arbitration Association. Judgment upon the award entered by the arbitrators shall be final and may be entered in a court having jurisdiction thereof. If the Employee is the prevailing party in such proceeding, then the Employee shall be entitled to recover the Employee's costs (including, without limitation, reasonable attorneys' fees) of such proceeding. If the Company is the prevailing party in such proceeding, then the arbitrator may in the arbitrator's discretion award the Company its costs (including reasonable attorneys' fees) of such proceeding.

     11. No Conflicting Agreements. The Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not subject to any covenants against competition or similar covenants which affect the performance of his obligations hereunder.

     12. Consulting Cooperation. The Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions which may be brought against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Employee shall also cooperate fully with the Company in connection with any examination or review by any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while the Employee was employed by the Company. The obligations under this Section shall continue, to the extent required, following the expiration of this Agreement. To the extent the Employee is required to provide services under this Section subsequent to the expiration of this Agreement, the Company shall continue to reimburse the Employee for the Employee's reasonable expenses in connection with the performance of his duties under this Section and pay a consulting fee in the amount of $100 per hour.

     13. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, in the case of the Company, to the principal office of the Company directed to the attention of the Company's Board of Directors, and in the case of the Employee, to the Employee's last known residence address.

     14. Construction. This Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia. The waiver by any party hereto of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     15. Modification; Assignment. This Agreement may not be changed except by written agreement duly executed by the parties hereto, provided that Schedule 1 of this Agreement may be modified as set forth in such Schedule. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement, being for the personal services of the Employee, shall not be assignable or subject to anticipation by the Employee. This Agreement shall be binding upon and inure to the benefit of the Employee, his estate and Beneficiary (as defined below).

     16. Severability. Each provision of this Agreement shall be considered severable. If for any reason any provisions herein are determined to be invalid or unenforceable, this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted, and such invalidity or unenforceability shall not impair or otherwise affect the validity of the other provisions of this Agreement. Moreover, the parties agree to replace such invalid provision with a substitute provision that will correspond to the original intent of the parties.

     17. Number of Agreements. This Agreement may be executed in any number of counterparts, each one of which shall be deemed an original.

     18. Pronouns. The use of any word in any gender shall be deemed to include any other gender and the use of any word in the singular shall be deemed to include the plural where the context requires.

     19. Headings. The section headings used in this Agreement are for convenience only and are not to be controlling with respect to the contents thereof.

     20. Entire Agreement. This Agreement, together with any other written agreements entered into concurrently herewith, contains the complete and exclusive statement of the terms and conditions of the Employee's employment by the Company, and there exists no other inducement or consideration between the Company and the Employee relative to the employment contemplated by this Agreement. All prior agreements relative to the subject matter of this Agreement are terminated.

     21. Beneficiary. If the Employee dies prior to receiving all of the amounts payable to him or her in accordance with the terms of this Agreement, such amounts shall be paid to one or more beneficiaries (each, a "Beneficiary") designated by Employee in writing to the Company during his lifetime, or if either no such Beneficiary is designated or such designation is known to the Company to not be binding on the Employee's estate, to Employee's estate.

     22. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Employee or others. In no event shall Employee be obligated to seek other employment or take any other action to mitigate the amounts payable to Employee under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as result of Employee's employment by another employer, except that any continued welfare benefits provided for by Sections 8(c) or 9(e)(iii) shall terminate and expire on the commencement date of equivalent benefits from a new employer.

     23. Survival of Employee's Rights and Duties. All of Employee's rights hereunder, including his rights to compensation and benefits, and his obligations under Section 9 hereof, shall survive the termination of Employee's employment and/or the termination of this Agreement.

     24. Legal Fees. The Company shall pay the reasonable costs (including attorneys' fees and expenses) of Employee in completing this Agreement up to $2,500.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

MICROTEK MEDICAL HOLDINGS, INC.


By:
   ------------------------------           ------------------------------------
Its:
    -----------------------------

                                   SCHEDULE 1

                         SALE OF BUSINESS BONUS PROGRAM

1. Definitions. In addition to terms defined in the Employment Agreement (the "Employment Agreement") to which this Schedule 1 is attached, the terms listed below shall be defined as follows:

(a) "Allocation" shall mean a percentage amount of the Bonus Pool which shall be allocated to a designated Participant in the Bonus Pool as determined by the Committee from time to time.

(b) "Bonus Pool" shall mean the total gross amount of cash available for bonus payments under this Bonus Program. The Bonus Pool shall be calculated as a percentage of the market capitalization (the product of Share Appreciation multiplied by Shares Outstanding) of the Company. The Committee may assign different percentages by range of share prices within the market capitalization. The applicable percentage(s) of the market capitalization shall be designated by the Committee from time to time. The following is an example of a Bonus Pool calculation assuming 42,000,000 Shares Outstanding, a Share Appreciation of $11.00 and percentages of bands of market capitalization designated as set forth below:


                            Market Capitalization (Share         Bonus
     Share Appreciation    Appreciation multiplied by 42M)     Percentage        Bonus Pool
     ------------------    -------------------------------     ----------        ----------
     $0.00 to $ 1.90                $ 80,598,000.00              0.00%        $         0.00
     $1.90 to $ 5.00                $130,200,000.00              3.00%        $ 3,906,000.00
     $5.00 to $10.00                $210,000,000.00              3.50%        $ 7,350,000.00
    $10.00 to $11.00                $ 42,000,000.00              4.00%        $ 1,680,000.00
                                                                                ------------

     Total Bonus Pool                                                         $12,936,000.00
                                                                               =============

(c)  "Bonus Program" shall mean this Sale of Business Bonus Program.

(d) "Change of Control" shall mean either (i) any merger or consolidation of the Company with or into any other corporation or entity (other than a wholly-owned subsidiary of the Company) unless the Incumbent Board (as defined in the Employment Agreement) determines that such transaction shall not constitute a "Change of Control" for purposes of this Bonus Program, or
     (ii) there occurs a sale or disposition by the Company of all or substantially all of the Company's assets for which purposes the Incumbent Board shall have the authority to determine in its sole discretion what constitutes substantially all of the Company's assets.

(e) "Committee" shall mean the Compensation Committee of the Board of Directors or, except to the extent prohibited by applicable law or the applicable rules of any stock exchange or market, such other person or persons (who may be members of the Compensation Committee or not) to whom the Committee may expressly allocate or delegate in writing all or any portion of its responsibilities and powers. Any such allocation or delegation may be revoked by the Committee at any time.

(f) "Date of Termination" shall mean the date on which a Participant in this Bonus Program is no longer actively employed by the Company or any Related Company unless such date occurs due to a leave of absence approved by the Committee in which event the "Date of Termination" shall occur upon expiration of such approved leave of absence without the prior return of such Participant to such active employment status.

(g) "Participant" shall mean an employee of the Company or a Related Company designated by the Committee to participate in this Bonus Program.

(h) "Related Company" shall mean any subsidiary of the Company or any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

(i) "Share Appreciation" shall mean the price per share of common stock of the Company at which the transaction constituting a Change of Control occurs, as determined in good faith by the Committee.

(j) "Shares Outstanding" shall mean the sum of all of the Company's shares of common stock issued and outstanding immediately prior to the event constituting a Change of Control, including all such shares held by affiliated and nonaffiliated persons.

2. Adjustments. The Committee shall have authority from time to time in its discretion to terminate this Bonus Program or make such adjustments in this Bonus Program as it deems appropriate and in the best interests of the Company even if such adjustments shall result in a decrease in the amount of bonus compensation payable hereunder. For these purposes, there shall be no vested right of any Participant to any payments which may potentially arise under this Bonus Program. Without limiting the foregoing, the Committee may from time to time adjust the allocation to each Participant and the variables used in calculating the size of the Bonus Pool.

3. Expiration. Unless previously extended or terminated by action of the Committee, this Bonus Program shall expire on October 20, 2005.

4. Payment. Provided that Participant's Date of Termination has not previously occurred, concurrently with the consummation of an event constituting a Change of Control the Participant shall be entitled to payment of an amount equal to his Allocation multiplied by the Bonus Pool (the "Bonus Payment"). In the event that the consideration payable by or on behalf of an acquiring person in the transaction resulting in the Change of Control is paid in whole or in part in securities, the Bonus Payment shall be payable in a like fashion and proportion as between securities and cash. The Committee shall have absolute discretion in establishing the medium and manner of making the Bonus Payment. The Company or its successors shall immediately pay such amount to the Participant. Amounts due and unpaid shall accrue interest at twelve percent (12%) per year.

5. Withholding. The Company and its successors shall have the right to deduct from amounts payable hereunder all amounts required to be deducted and withheld in accordance with social security taxes and all applicable federal, state and local taxes and charges as may now be in effect or which may be hereafter enacted or required as charges on the compensation of the Participant.

6. Transferability. Interests under this Bonus Program are not transferable except that any amounts which have become payable under this Bonus Program may transfer as designated by the Participant by will or by the laws of descent and distribution.

7. Administration. The authority to manage and control the operation and the administration of this Bonus Program shall be vested in the Committee. Any interpretation of this Bonus Program by the Committee and any decision made by it with respect to this Bonus Program is final and binding on all persons.

8. Disputes. Any controversy or claim between the Company and a Participant shall be settled by arbitration in accordance with the provisions of the Participant's Employment Agreement with the Company.

9. Not an Employment Contract. This Bonus Program does not confer on any Participant any right with respect to continuance of employment or other service with the Company or any Related Company, nor will it interfere in any way with any right of the Company or any Related Company or otherwise to terminate or modify the terms of such Participant's employment or other service at any time.

10.  Construction.   This  Agreement   shall  be  governed  and  interpreted  in
     accordance with the laws of the State of Georgia.

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